Exhibit 10.6

[Form Stock Escrow Agreement]

STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of March [•], 2020 (“Agreement”), by and among NOVUS CAPITAL CORPORATION, a Delaware corporation (“Company”), the stockholders of the Company listed on Exhibit A hereto (the “Founders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”).

WHEREAS, the Company was formed for the purpose of completing a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (a “Business Combination”) with one or more businesses or entities.

WHEREAS, the Company has entered into an Underwriting Agreement, dated [•], 2020 (“Underwriting Agreement”), with EARLYBIRDCAPITAL, INC. (the “Representative”) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 10,000,000 units (“Units”) of the Company, plus an additional 1,500,000 Units if the Representative exercises the over-allotment option in full. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and three-quarters of one warrant (“Warrant”), each whole Warrant to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated [•], 2020 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-[•]) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on [•], 2020 (“Effective Date”).

WHEREAS, the Founders have agreed as a condition of the sale of the Units to deposit their shares of Common Stock of the Company in escrow as hereinafter provided.

WHEREAS, the Company and the Founders desire that the Escrow Agent accept the shares of Common Stock, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Founders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Shares. On or before the Effective Date, the Founders’ respective shares of Common Stock set forth on Exhibit A hereto shall be deposited in escrow, to be held and disbursed subject to the terms and conditions of this Agreement. The Founders acknowledge that the shares deposited in escrow will be legended to reflect the deposit of such shares under this Agreement.

3. Disbursement of the Escrow Shares.

3.1 If the over-allotment option to purchase all or a portion of the additional 1,500,000 Units of the Company is not exercised in full within 45 days of the date of the Prospectus (as described in the Underwriting Agreement), the Founders agree that the Escrow Agent shall return to the Company for cancellation, at no cost, the number of shares of Common Stock determined by multiplying 375,000 by a fraction, (i) the numerator of which is 1,500,000 minus the number of shares of Common Stock included in the Units purchased by the Underwriters upon the exercise of the over-allotment option, and (ii) the denominator of which is 1,500,000. The Company shall promptly provide notice to the Escrow Agent of the expiration or termination of the over-allotment option and the number of Units, if any, purchased by the Underwriters in connection with the exercise thereof.

3.2 Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1 above (such remaining shares to be referred to herein as the “Escrow Shares”) until (i) with respect to 50% of the Escrow Shares, the earlier of (x) one year after the date of the consummation of an initial Business Combination and (y) the date on which the last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the Business Combination and (ii) with respect to the remaining 50% of the Escrow Shares, one year after the date of the consummation of an initial Business Combination (such period of time during which the Escrow Shares are held in escrow, the “Escrow Period”). The Company shall promptly provide notice of the consummation of an initial Business Combination to the Escrow Agent. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Founder’s Escrow Shares to the applicable Founder; provided, however, that if, after the consummation of an initial Business Combination and during the Escrow Period, the Company (or the surviving entity) consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Founders. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.2.

3.3 If the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company’s Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder) is being liquidated, then the Escrow Agent shall deliver the certificates representing the Escrow Shares to the Founders promptly after the public stockholders are paid the liquidating distributions and shall have no further duties hereunder.

4. Rights of Founders in Escrow Shares.

4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Founders shall retain all of their rights as stockholders of the Company as long as any shares are held in escrow pursuant to this Agreement, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. For as long as any shares are held in escrow pursuant to this Agreement, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Founders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Escrow Shares will be (i) to the Founders and the Company’s officers, directors, consultants or their affiliates, (ii) to a Founder’s stockholders, partners or members upon such Founder’s liquidation, (iii) by bona fide gift to a member of the Founders’ immediate family or to a trust, the beneficiary of which is a Founder or a member of a Founder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of a Founder, (v) pursuant to a qualified domestic relations order binding on a Founder, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination or (vii) by private sales of the Escrow Shares made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Escrow Shares were originally purchased; provided, however, that except for clause (vi) or with the Company’s prior written consent, such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Founder transferring the shares.

4.4 Insider Letters. The Founders have executed letter agreements with the Company and the Representative, dated as of the date hereto, the form of which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Founders in certain events, including, but not limited to, the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

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5.2 Indemnification. Subject to Section 5.8 below, the Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. Subject to Section 5.8 below, the Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Founders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn the Escrow Shares over to a successor escrow agent appointed by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate in the State of New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by all of the other parties hereto; provided, however, that such resignation shall become effective only upon the appointment of a successor escrow agent selected by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

5.8 Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

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6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

6.2 Third Party Beneficiaries. Each of the parties to this Agreement hereby acknowledges that the Representative is a third party beneficiary of this Agreement.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may only be changed, amended, or modified by a writing signed by each of the parties hereto.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

If to the Company, to:

Novus Capital Corporation

8556 Oakmont Lane

Indianapolis, Indiana 46260

Email: [•]

If to a Founder, to his/her/its address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

1 State Street

New York, New York 10004

Attn: Chairman

Fax No.:

Email:

A copy of any notice sent hereunder shall be sent to:

EarlyBirdCapital, Inc.

366 Madison Ave 8th Floor

New York, NY 10017

Attn: Steven Levine

Fax No.:

Email: slevine@ebccap.com

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with a copy to:

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Robert J. Mittman, Esq.

Fax No: (917) 332.3800

Email: Rmittman@blankrome.com

and:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq.

Fax No.: (212) 818-8881

Email: dmiller@graubard.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of the Trust Account. The Company shall give the Escrow Agent written notification of the liquidation of the Trust Account in the event that the Company fails to consummate a Business Combination within the time period specified in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature Page Follows]

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WITNESS the execution of this Agreement as of the date first above written.

NOVUS CAPITAL CORPORATION

By:
Name:
Title:

INITIAL STOCKHOLDERS:

ROBERT J. LAIKIN

Robert J. Laikin

ZAK LAIKIN

Zak Laikin

Larry Gretchen Paulson Trust

By:
Name:	Larry Paulson
Title:

NEW FRONTIER LLC

By:
Name:	Jeffrey Foster
Title:

HIRSCH FAMILY LIVING TRUST

By:
Name:	Dan Hirsch
Title:

MONS INVESTMENT LLC

By:
Name:	Hersch Klaff
Title:

CLIFF HOLDINGS LLC

By:
Name:	Ryan Levy
Title:

[Signature Page to Stock Escrow Agreement]

VINCE DONARGO

Vince Donargo

LOUIS CONFORTI

Louis Conforti

MADNANI LIVING TRUST

By:
Name:	Sean Madnani
Title:

KEN BEYER

Ken Beyer

ALEX PASKOFF

Alex Paskoff

MARIA MARTA R BIRGE REV TR DEC

By:
Name:	Tag Birge
Title:

KARIN MICHELLE HELD TRUST

By:
Name:	Andrew Held
Title:

FINOVUS LLC

By:
Name:	Steven Fivel
Title:

ANNE T. DILLON

Anne Dillon

BRIAN PAHUD:

Brian Pahud

JOEL HOFFMAN

Joel Hoffman

[Signature Page to Stock Escrow Agreement]

BEA HOLDINGS, LLC

By:
Name:	Bradley A. Bostic
Title:	Managing Director

SEDD BOND HOLDINGS, LLC

By:
Name:	David Eskenazi
Title:
ETHAN W. MEYERS TRUST

By:
Name:	Sidney Eskenazi
Title:

SAMANTHA H MEYERS TRUST

By:
Name:	Sidney Eskenazi
Title:

HEATHER GOODMAN

Heather Goodman

ALEX LAIKIN

Alex Laikin

[Signature Page to Stock Escrow Agreement]

WITNESS the execution of this Agreement as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Stock Escrow Agreement]

EXHIBIT A

Name and Address of Founder	Number of Shares
Robert J. Laikin, 8556 Oakmont Lane, Indianapolis, IN 46260	318,130
Zak Laikin, 8556 Oakmont Lane, Indianapolis, IN 46260	68,246
Alex Laikin, 4525 Dean Martin Drive, Unit 812, Las Vegas , NV 89103	68,246
Larry Gretchen Paulson Trust, PO Box 675133, Rancho Santa Fe, CA 92067	272,987
New Frontier LLC, C/o Jeff Foster, PO Box 162625 , Austin, TX 78716	272,987
Hirsch Family Living Trust, 7366 Baker Lane, Sebastopol, CA 95472	90,995
Mons Investments LLC, c/o Hersch Klaff, 150 Ravine Glade, Glencoe, IL 60022	136,493
Cliff Holdings LLC, c/o Ryan Levy, 1340 S Michigan Ave #104, Chicago IL 60605	90,995
Vince Donargo, 2002 Stanhope Street, Carmel, IN 46032	181,991
Louis Conforti, 4857 South Greenwood Ave, Chicago, IL 60615	181,991
Madnani Living Trust, 2009 Mount Olympus Dr, Los Angeles, CA 90046	90,995
Ken Beyer, 30671 Steeplechase Dr, San Juan Capistrano, CA 92675	90,995
Alex Paskoff, 11509 Willow Ridge Drive, Zionsville, IN 46077	90,995
MARIA MARTA R BIRGE REV TR DEC, c/o Tag Birge, 8082 Morningside Drive, Indianapolis, IN 46240	136,493
Karin Michelle Held Revocable Trust, c/o Andrew Held, 7442 Washington Blvd, Indianapolis IN 46240	90,995
Finovus LLC, Attn: Steve Fivel, 312 West North St, Indianapolis, IN 46202	136,493
Anne T. Dillon, 7477 N. Pennsylvania Street, Indianapolis, Indiana 46240	45,497
Brian C. Pahud, c/o Landmark Properties, Inc.,9333 N. Meridian Street, Suite 350, Indianapolis, IN 46260	45,497
Joel Hoffman, 123 Lily Garden Place, Alpharetta GA 30009	45,497
BEA Holdings, 6100 Technology Center Drive, Indianapolis, IN 46278, Attn: Brad Bostic	136,493
Sedd Bond Holdings, LLC, Attn: David Eskenazi, 10689 North Pennsylvania Street, Indianapolis, Indiana 46280	136,493
Ethan W. Meyers Trust, Attn: Sidney Eskenazi, 1860 Pheasant Run Longrove, Illinois 60047	22,748
Samantha H. Meyers Trust, Attn: Sidney Eskenazi, 1860 Pheasant Run Longrove, Illinois 60047	22,748
Heather Goodman, 101 Montgomery Street, Suite 2800 , San Francisco, CA 94104	100,000
Total:	2,875,000